Exhibit 10.35

EIGHTH AMENDMENT AND RESTATEMENT OF
LOAN AGREEMENT AND PROMISSORY NOTE

THIS EIGHTH AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT AND PROMISSORY NOTE (“Amendment and Note Restatement”) by and among BLINK COUTURE, INC., a Delaware corporation (the "Maker") and CHARLES C. STEPHENSON, JR. and CYNTHIA S. FIELD (the “Payees”), entered into as of January 31, 2014.   Each of the Maker and the Payees are referred to herein as a “Party”, and collectively as the “Parties.”

WHEREAS, on January 31, 2009, the Maker entered into a Loan Agreement and Promissory Note (the “Original Note”) with Fountainhead Capital Management Limited (“Fountainhead”), which Original Note was amended by a First Amendment to Loan Agreement and Promissory Note, dated as of April 30, 2009, and subsequently amended by a Second Amendment to Loan Agreement and Promissory Note, dated as of July 31, 2010, and then further amended by a Third Amendment to Loan Agreement and Promissory Note, dated as of October 31, 2009, in each case increasing the principal amount of the Original Note (collectively referred to hereafter as the “Fountainhead Note Amendments”) and the Original Note; and

WHEREAS, the Original Note and the Fountainhead Note Amendments were further amended and restated by the Fourth Amendment (defined hereafter), the Fifth Amendment (defined hereafter), the Sixth Amendment (defined hereafter), and the Seventh Amendment (defined hereafter);  and

WHEREAS, on December 29, 2009, in connection with certain transactions, Fountainhead assigned all of its right, title and interest in and to the Original Note, along with the Fountainhead Note Amendments including, without limitation, the payment of all amounts due and payable thereunder, to Regent Private Capital, LLC (“Regent”); and

WHEREAS, pursuant to the provisions of the Original Note and the Fountainhead Note Amendments, all outstanding principal and accrued interest thereon became due and payable on or before January 31, 2010; and

WHEREAS, the Maker did not repay all of the outstanding principal and accrued interest on or before January 31, 2010; and

WHEREAS, Regent and the Maker entered into a Fourth Amendment and Restatement of Loan Agreement to Promissory Note (the “Fourth Amendment”) to, among other things, further extend the maturity date of the of the Original Note (as further amended, from time to time, being hereinafter referred to as the “Note”) to January 31, 2011, and to increase the principal sum due and payable under the Note; and

WHEREAS, Regent and Maker, during 2010, also entered into three supplements to the Fourth Amendment, further increasing the principal sum due and payable under the Note; and

 WHEREAS, the Maker did not repay all of the outstanding principal and accrued interest on or before January 31, 2011; and

WHEREAS, Regent elected not to declare the Maker in default under the terms of the Note, as permitted pursuant to Paragraph 5 of the Original Note and Paragraph 6 of the Fourth Amendment, but instead entered into a Fifth Amendment and Restatement of Loan Agreement to Promissory Note (the “Fifth Amendment”) to, among other things, further extend the maturity date of the Note to January 31, 2012, and to increase the principal sum due and payable under the Note; and

WHEREAS, Regent and Maker, during 2011, also entered into three supplements to the Fifth Amendment, further increasing the principal sum due and payable under the Note; and

WHEREAS, the Maker did not repay all of the outstanding principal and accrued interest on or before January 31, 2012; and

WHEREAS, Regent elected not to declare the Maker in default under the terms of the Note, as permitted pursuant to Paragraph 5 of the Original Note and Paragraph 6 of the Fifth Amendment, but instead entered into a Sixth Amendment and Note Restatement (“Sixth Amendment”) to, among other things, further extend the maturity date of the Note to January 31, 2013, and to increase the principal sum due and payable under the Note; and

WHEREAS, Regent and Maker, during 2012, also entered into four supplements to the Sixth Amendment, further increasing the principal sum due and payable under the Note; and

WHEREAS, effective as of December 31, 2012, Regent assigned all of its right, title and interest in and to the Note to the Payees, pursuant to the Assignments annexed hereto as Exhibit A and Exhibit B, respectively; and

WHEREAS, the Payees, in connection with such assignment, entered into a Seventh Amendment and Note Restatement (“Seventh Amendment”) to, among other things, further extend the maturity date of the Note to January 31, 2014, and to increase the principal sum due and payable under the Note; and

WHEREAS, the Maker did not repay all of the outstanding principal and accrued interest on or before January 31, 2014; and

WHEREAS, the Payees elected not to declare the Maker in default under the terms of the Note, as permitted pursuant to Paragraph 5 of the Original Note and Paragraph 6 of the Seventh Amendment, but instead, have agreed to enter into this Amendment and Note Restatement to, among other things, further extend the maturity date of the Note to January 31, 2015, and to increase the principal sum due and payable under the Note;

NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.           Extension of Maturity Date.  Effective as of January 31, 2014, the maturity date of the Original Note, which was January 31, 2010, and which was previously extended to January 31, 2011, pursuant to the terms and conditions of the Fourth Amendment, and to January 31, 2012, pursuant to the terms and conditions of the Fifth Amendment, and to January 31, 2013, pursuant to the terms and conditions of the Sixth Amendment, and to January 31, 2014, pursuant to the terms and conditions of the Seventh Amendment, shall be extended through and until January 31, 2015, upon which date the Maker unconditionally promises to pay to the order of the Payees, the principal sum then outstanding under this Note together with accrued interest thereon.

2.  Outstanding Principal and Accrued Interest.  The Parties hereby agree that at January 31, 2014, the outstanding principal and accrued but unpaid interest owed to the Payees is as follows:

Payee	Outstanding Principal	Accrued Interest
Charles C. Stephenson, Jr.	$192,898.99	$35,730
Cynthia S. Field	$192,898.99	$35,730

3.  Interest.  Unpaid principal of this Note shall bear interest (computed on the basis of a year of 365 days of actual days elapsed) of 6% per annum in cash or kind, from the date hereof until such principal is paid.

4.   Prepayment.  The Maker shall have the option to prepay any or all of the principal amount due hereunder, without penalty, at any time, together with interest accrued thereon to the date of such prepayment, provided, however, that any such payments shall be made to both Payees on a pari pasu basis.

5.  Place of Payment.  All amounts payable hereunder shall be payable to the Payees and delivered c/o Regent Private Capital II, LLC, 5727 S. Lewis Avenue, Suite 210 Tulsa, OK 74105, unless another place of payment shall be specified in writing by either Payee, as applicable.

6.  Event of Default.  It shall be an event of default (“Event of Default”), and the then unpaid portion of this Note shall become immediately due and payable, at the election of Payees, upon the occurrence of any of the following events:

                       (a) any failure on the part of Maker to make any payment hereunder when due, whether by acceleration or otherwise;

                       (b) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute; or

                       (c) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against Maker, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof.

7.           No Waiver; Remedies.  No failure on the part of the Payees or any other holder(s) of this Note to exercise and no delay in exercising any right, remedy or power hereunder or under any other document or agreement executed in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise by the Payees or any other holder(s) of this Note of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

8.           Enforceability.  This Note shall be binding upon the Maker and the Maker’s successors and assigns.

9.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, excluding the conflicts of laws principles thereof.

10.          Severability.   In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then, and in any such event, such provision or provisions only shall be deemed null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected, prejudiced or disturbed thereby.

11.           Usury.  All agreements between the Maker and the Payees, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Maker, or any other holder(s) of this Note, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law.

12.       Assignment.  Subject to applicable federal and state securities laws, each Payee may assign his or her interest in this Note without first obtaining the consent of the Maker.

13.      Certain Waivers.  EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE MAKER, AND ALL OTHERS THAT MAY BECOME LIABLE FOR ALL OR ANY PART OF THE OBLIGATIONS EVIDENCED BY THIS NOTE, HEREBY WAIVES PRESENTMENT, DEMAND, NOTICE OF NONPAYMENT, PROTEST AND ALL OTHER DEMANDS AND NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE OR ENFORCEMENT OF THIS NOTE, AND DOES HEREBY CONSENT TO ANY NUMBER OF RENEWALS OR EXTENSIONS OF THE TIME OF PAYMENT HEREOF AND AGREE THAT ANY SUCH RENEWALS OR EXTENSIONS MAY BE MADE WITHOUT NOTICE TO ANY SUCH PERSONS AND WITHOUT AFFECTING THEIR LIABILITY HEREIN AND DO FURTHER CONSENT TO THE RELEASE OF ANY PERSON LIABLE WITH RESPECT TO FAILURE TO GIVE SUCH NOTICE, (ALL WITHOUT AFFECTING THE LIABILITY OF THE OTHER PERSONS, FIRMS, OR CORPORATIONS LIABLE FOR THE PAYMENT OF THIS NOTE).

14.      Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING UNDER OR OUT OF OR OTHERWISE RELATED TO OR CONNECTED WITH THIS NOTE OR ANY RELATED DOCUMENT.

15.  Miscellaneous.  If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.  Upon payment in full of all aggregate unpaid principal and interest payable hereunder, this Note shall be surrendered to the Maker for cancellation.

16.  Fees and Expenses. The Maker shall reimburse the Payees for all fees in connection with the documentation and administration of this Note upon an invoice being provided by the Payees.

17.  Entire Agreement.  This Amendment and Note Restatement shall set forth the entire agreement of the Parties with respect to the subject matter contained herein and shall replace all prior agreements and understandings relating to the subject matter contained herein, whether oral or written, including without limitation the Original Note and amendments thereto.

Signature Page Follows

IN WITNESS WHEREOF, the Maker has caused this Eighth Amendment and Restatement of Loan Agreement and Promissory Note to be duly executed and delivered as of the day and year first written above.

BLINK COUTURE, INC.

By:	/s/ Lawrence Field
Name: Lawrence Field
Title: President & CEO

By:	/s/ Charles C. Stephenson, Jr.
CHARLES C. STEPHENSON, JR.

By:	/s/ Cynthia S. Field
CYNTHIA S. FIELD

EXHIBIT A

Assignment to Charles C. Stephenson, Jr.

Attached

EXHIBIT B

Assignment to Cynthia S. Field

Attached